 Exhibit 99.1

LEASING FUND

ELEVEN, LLC

PORTFOLIO OVERVIEW

SECOND QUARTER

2010

Letter from the CEOs                                                                                                                                                               As of october 1, 2010

Dear investor in ICON Leasing Fund Eleven, LLC:

We write to briefly summarize our activity for the second quarter of 2010.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconcapital.com.

As of June 30, 2010, Fund Eleven was in its operating period.  As of June 30th, we had invested $429,842,2671 of capital, or 134.38% of capital available for investment, in approximately $796,316,9732 worth of business-essential equipment and corporate infrastructure.  Further, our distribution coverage ratio3 for the six months ended June 30th was 107%, which represents a substantial increase from the previous quarter resulting from Cerion MPI, LLC’s prepayments in the aggregate amount of $7,203,856 on the promissory note issued to Fund Eleven.  As of June 30th, Fund Eleven maintained a leverage ratio of 1.02:14.  Fund Eleven collected approximately 96.38%5 of all scheduled rent and loan receivables due for the second quarter of 2010, which represents an increase from the previous quarter, with the uncollected receivables primarily relating to the auto parts manufacturing equipment on lease to the Heuliez Group.  You can read about the Heuliez Group in further detail in the portfolio overview section that follows this letter.

During the second quarter of 2010, we actively managed certain investments by working with banks and other related parties to restructure these investments in order to preserve our ultimate economic return.  On April 1, 2010, we amended the loan with BNP Paribas, SA (formerly known as Fortis Bank NV/SA) (“BNP Paribas”) in connection with the product tankers, the M/T Doubtless, the M/T Faithful, the M/T Spotless and the M/T Vanguard.  In connection with the restructuring, BNP Paribas agreed to waive all defaults under the loan.  On April 30, 2010, in connection with the amendment of the loan, the time charters for the M/T Doubtless, the M/T Spotless and the M/T Vanguard were extended until November 2010, and, on May 29, 2010, Fund Eleven entered into a ten-month time charter for the M/T Faithful.  In addition, on June 30, 2010, the administrator of the Redressement Judiciaire sold Heuliez SA and Heuliez Investissements SNC (collectively, the “Heuliez Companies”) to Baelen Gaillard Industries (“BGI”).  As you may already be aware, in April 2009, the Heuliez Companies filed for “Redressement Judiciaire,” a proceeding under French law similar to Chapter 11 reorganization under the U.S. Bankruptcy Code.  In order to preserve our recovery on this investment, we have agreed with BGI to restructure the lease payments.  You can read about the product tankers and the Heuliez Companies in further detail in the portfolio overview section that follows this letter.

While the majority of our portfolio’s active investments are performing in the face of a challenging economy, our portfolio has not been completely spared from the recent recession.  In particular, we continue to closely monitor our shipping investments given the state of the market for these assets and the continued unprecedented decline in charter rates and asset values.

Fund Eleven is fully invested; therefore, we did not make any new investments during the second quarter of 2010.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1	Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP.
2	Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP.
3	Distribution coverage ratio is the ratio of inflows from investments divided by paid distributions, not taking into account fees and operating expenses.
4	Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP. Leverage ratio is defined as total liabilities divided by total equity.
5	Collections as of August 16, 2010. Excluded are rental amounts owed in connection with our financing arrangement with Equipment Acquisition Resources, Inc., which you can read about in further detail in the portfolio overview section that follows this letter.

ICON LEASING FUND ELEVEN, LLC

Second Quarter 2010 Portfolio Overview

We are pleased to present ICON Leasing Fund Eleven, LLC’s (the “Fund”) Portfolio Overview for the second quarter of 2010.  References to “we,” “us” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $365,198,690 commencing with our initial offering on April 21, 2005 through the closing of the offering on April 21, 2007.

During the second quarter of 2010, we continued in our operating period, during which time we continued to manage our investments.  Cash generated from these investments is used to make distributions to our members.  Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Transaction

•
On June 22, 2010, Cerion MPI, LLC (“Cerion MPI”) made an additional prepayment on the promissory note in the amount of $500,000.  On July 26, 2010, Cerion MPI satisfied in full its remaining obligations under the promissory note by paying the amount of $2,317,542.  We received a gross cash-on-cash return of approximately 132% in loan proceeds related to this investment.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of June 30, 2010, our portfolio consisted primarily of the following investments.

•
Equipment, plant and machinery used by The Teal Jones Group and Teal Jones Lumber Services, Inc. (collectively, “Teal Jones”) in their lumber processing operations in Canada and the United States.  We, through two wholly-owned subsidiaries, entered into a lease financing arrangement with Teal Jones totaling approximately $36,000,000 in November 2006.  The equipment and machinery are being leased back to Teal Jones pursuant to an eighty-four month lease that is scheduled to expire in November 2013.  On December 10, 2009, we, through two wholly-owned subsidiaries, restructured the lease payment obligations of Teal Jones to provide them with cash flow flexibility while at the same time attempting to preserve our projected economic return on this investment.  As of June 30, 2010, Teal Jones has made all of its lease payments.

•
ICON Northern Leasing, LLC (“ICON Northern Leasing”), a joint venture among us, ICON Income Fund Ten, LLC (“Fund Ten”) and ICON Leasing Fund Twelve, LLC (“Fund Twelve”), entities also managed by our Manager, purchased four promissory notes (the “Notes”) at a significant discount and received an assignment of the underlying Master Loan and Security Agreement, dated July 28, 2006. We, Fund Ten and Fund Twelve have ownership interests of 35%, 12.25% and 52.75%, respectively, in ICON Northern Leasing. The aggregate purchase price for the Notes was approximately $31,573,000 and the Notes are secured by an underlying pool of leases for credit card machines. The Notes accrue interest at rates ranging from 7.97% to 8.40% per year and require monthly payments ranging from approximately $183,000 to $422,000. The Notes mature between October 15, 2010 and August 14, 2011 and require balloon payments at the end of each note ranging from approximately $594,000 to $1,255,000. Our share of the purchase price was approximately $11,051,000.

•
ICON Pliant, LLC (“ICON Pliant”) acquired from and simultaneously leased back to Pliant Corporation (“Pliant”) equipment that manufactures plastic films and flexible packaging for consumer products for a purchase price of $12,115,000.  We and Fund Twelve have ownership interests of 55% and 45% in ICON Pliant, respectively. The lease expires on September 30, 2013.  On February 11, 2009, Pliant commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court to eliminate all of its high-yield debt.  In connection with this action, Pliant submitted a financial restructuring plan to eliminate its debt as part of a pre-negotiated package with its high-yield creditors.  On September 22, 2009, Pliant assumed ICON Pliant’s lease in full as part of its financial restructuring and on December 3, 2009, Pliant emerged from bankruptcy.  As of June 30, 2010, Pliant has made all of its lease payments.

•
Machining and metal working equipment subject to lease with MW Scott, Inc., AMI Manchester, LLC and MW General, Inc., each of which is a wholly-owned subsidiary of MW Universal, Inc. (“MWU”).  We acquired the equipment for the purchase prices of $600,000, $1,700,000, and $400,000, respectively.  The equipment is subject to sixty month leases that commenced on January 1, 2008.

•
We own a 13.26% interest in a joint venture with Fund Ten and ICON Income Fund Nine, LLC (“Fund Nine”), an entity also managed by our Manager, who have interests of 72.34% and 14.40%, respectively, that owns telecommunications equipment subject to a forty-eight month lease with Global Crossing Telecommunications, Inc. (“Global Crossing”).  The lease is scheduled to expire on October 31, 2010.  Our wholly-owned subsidiary, ICON Global Crossing III, LLC, owns telecommunications equipment which was acquired for an aggregate purchase price of approximately $26,080,000.  The equipment is subject to six leases with Global Crossing, all of which are for thirty-six months and expire between March 2011 and September 2011. In addition, we formed a joint venture, ICON Global Crossing V, LLC (“ICON Global Crossing V”), with Fund Ten.  We own a 55% interest in ICON Global Crossing V, which leases telecommunications equipment to Global Crossing. This equipment was purchased for approximately $12,982,000 and is subject to a thirty-six month lease that expires on December 31, 2010.

•
Auto parts manufacturing equipment leased to Heuliez SA (“HSA”) and Heuliez Investissements SNC (“HISNC,” together with HSA, collectively referred to as “Heuliez”).  We, through our wholly-owned subsidiary, purchased the equipment for approximately $11,994,000 and it is subject to a sixty month lease that is scheduled to expire on March 31, 2012.  On April 15, 2009, Groupe Henri Heuliez and HSA filed for “Redressement Judiciaire,” a proceeding under French law similar to Chapter 11 reorganization under the U.S. Bankruptcy Code.  HISNC subsequently filed for Redressement Judiciaire on June 10, 2009.  Since the time of the Redressement Judiciaire filings, two French government agencies agreed to provide Heuliez with financial support and a third party, Bernard Krief Consultants (“BKC”), agreed to purchase Heuliez.  On July 8, 2009, the French Commercial Court approved the sale of Heuliez to BKC, which approval included the transfer of our leases.  Subsequently, BKC defaulted on its obligation to purchase Heuliez and Heuliez re-entered Redressement Judiciaire.  On June 30, 2010 the administrator for the Redressement Judiciaire sold Heuliez to Baelen Gaillard Industries (“BGI”).  We and BGI have agreed to restructure our leases and are optimistic that we will be able to recover our investment.

•
Two Aframax 95,649 DWT (deadweight tonnage) product tankers, the M/T Senang Spirit (the “Senang Spirit”) and the M/T Sebarok Spirit (the “Sebarok Spirit”), that are bareboat chartered to an affiliate of Teekay Corporation (“Teekay”). We, through two wholly-owned subsidiaries, purchased the Senang Spirit and the Sebarok Spirit for an aggregate purchase price of approximately $88,000,000, comprised of approximately $21,300,000 in cash and a non-recourse loan in the amount of approximately $66,700,000.  The sixty month bareboat charters with the affiliate of Teekay are scheduled to expire in April 2012.

•
ICON EAR, LLC (“ICON EAR”), a joint venture owned 45% by us and 55% by Fund Twelve, acquired and simultaneously leased back semiconductor manufacturing equipment to Equipment Acquisition Resources, Inc. (“EAR”).  We paid approximately $3,121,000 for our interest in the equipment.  ICON EAR also acquired and simultaneously leased back to EAR semiconductor manufacturing equipment for a total purchase price of approximately $8,795,000.  The equipment consists of silicone wafer slicers, dicers, backgrinders, lappers, and polishers that are designed to size microchips from embryo wafers.  EAR’s obligations under the lease are secured by the owner’s real estate located in Jackson Hole, Wyoming, as well as personal guarantees from the owners of EAR.  The leases commenced on July 1, 2008 and continue for a period of sixty months.  In addition, our wholly-owned subsidiary, ICON EAR II, LLC (“ICON EAR II”), acquired and simultaneously leased back semiconductor manufacturing equipment to EAR for a purchase price of approximately $6,348,000.  That lease commenced on July 1, 2008 and continues for a period of sixty months.  In October 2009, certain facts came to light that led our Manager to believe that EAR was perpetrating a fraud against EAR’s lenders, including ICON EAR and ICON EAR II. On October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  On June 2, 2010, ICON EAR and ICON EAR II sold a parcel of real property in Jackson Hole, Wyoming for $800,000.  On June 7, 2010, ICON EAR and ICON EAR II received judgments in New York State Supreme Court against two principals of EAR who had guaranteed EAR’s lease obligations.  ICON EAR and ICON EAR II are in the process of having the judgments recognized in Illinois, where the principals live.  Due to the bankruptcy filing and ongoing investigation regarding the alleged fraud, at this time it is not possible to determine our ability to collect the amounts due to us in accordance with the leases or the security we received.

•
Four 3,300 TEU (twenty-foot equivalent unit) container vessels, the M/V ZIM Andaman Sea (the “ZIM Andaman Sea”), the M/V ZIM Hong Kong (the “ZIM Hong Kong”), the M/V ZIM Israel (the “ZIM Israel“) and the M/V ZIM Japan Sea (the “ZIM Japan Sea”), that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd.  The bareboat charters for the ZIM Japan Sea and the ZIM Andaman Sea are each scheduled to expire in November 2010 and the bareboat charters for the ZIM Hong Kong and the ZIM Israel are each scheduled to expire in January 2011.  The purchase price for the four vessels was approximately $142,500,000, comprised of approximately $35,876,000 in cash, a first priority non-recourse loan in the amount of approximately $93,325,000, and a second priority non-recourse loan in the amount of approximately $12,000,000.  On October 30, 2009, we, through our wholly-owned subsidiaries, amended the bareboat charters for the vessels to restructure each respective charterer’s payment obligations so that we will continue to receive payments through September 30, 2014 in accordance with each amended charter (the “European Containers Charter Amendments”).  On February 9, 2010, we, through our wholly-owned subsidiaries, amended the loan to correspond with the revised payment schedule in the European Containers Charter Amendments.

•
Four 45,720 – 47,094 DWT product tankers, the M/T Doubtless, the M/T Faithful, the M/T Spotless and the M/T Vanguard (each, a “Vessel” and collectively referred to herein as the “Vessels”).  The original purchase price for the Vessels was approximately $112,650,000, comprised of approximately $22,650,000 in cash, a first priority non-recourse loan in the amount of approximately $80,000,000, and a second priority non-recourse loan in the amount of approximately $10,000,000.  On June 24, 2009, our wholly-owned subsidiaries, ICON Doubtless, LLC, ICON Faithful, LLC, ICON Spotless, LLC and Isomar Marine Co. Ltd. (each, an “ICON Entity” and collectively, the “ICON Entities”), terminated their bareboat charters with subsidiaries of Top Ships, Inc. (“Top Ships”) for the Vessels.  Each ICON Entity took an assignment of the current time charter for its respective Vessel.  Simultaneously with the terminations and assignments, the loan to the ICON Entities for the Vessels was terminated and a new two year loan was entered into in the aggregate amount of $26,500,000.  The interest rate on the loan was fixed at an annual rate of 7.62%.  In addition, at closing, Top Ships, on behalf of the bareboat charterers, paid termination fees consisting of (i) bareboat charter hire in the aggregate amount of $4,093,440, (ii) a termination payment in the amount of $8,500,000, (iii) a payment for repairs and surveys of the Vessels in the amount of $2,250,000, and (iv) an additional payment for expenses in the amount of $1,000,000.  In addition, Top Ships waived its right to collect the non-recourse loan obligations of $10,000,000 that were owed by the ICON Entities in connection with the Vessels.  On April 1, 2010, we, through the ICON Entities, amended the loan in connection with the Vessels.  On April 30, 2010, in connection with the amended loan, the term of each time charter for the M/T Doubtless, the M/T Spotless and the M/T Vanguard was extended through November 2010.  On May 29, 2010, we entered into a ten-month time charter for the M/T Faithful.

Revolving Line of Credit

We and certain entities managed by our Manager, ICON Income Fund Eight B L.P., Fund Nine, Fund Ten, Fund Twelve and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (collectively, the “Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at June 30, 2010 was 4.0%.  Aggregate borrowings by all Borrowers under the Facility amounted to $1,350,000 at June 30, 2010, all of which was attributable to Fund Ten.  Subsequent to June 30, 2010, Fund Ten repaid the entire loan balance.

Transactions with Related Parties

We entered into certain agreements with our Manager and with ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we pay certain fees and reimbursements to those parties. Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000 and 1.5% of capital raised over $100,000,000.  ICON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our amended and restated limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction and (ii) acquisition fees, through the end of the operating period, of 3% of the purchase price of our investments.  The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject, or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our Manager or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our Manager or such affiliate from time to time and within generally accepted accounting principles.  In addition, our Manager is reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

During the six months ended June 30, 2010, our Manager suspended its collection of a portion of its management fees.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amounts of $83,340 and $166,717 for the three and six months ended June 30, 2010, respectively.  Additionally, our Manager’s interest in our net loss for the three and six months ended June 30, 2010 was $60,188 and $81,868, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Three Months Ended June 30,		Six Months Ended June 30,
Entity	Capacity	Description	2010	2009	2010	2009
ICON Capital Corp.	Manager	Management fees (1) (2)	$186,728	$1,037,758	$541,090	$2,015,688
ICON Capital Corp.	Manager	Administrative expense reimbursements (1)	507,171	736,270	844,995	1,285,474
			$693,899	$1,774,028	$1,386,085	$3,301,162

(1) Charged directly to operations.
(2) The Manager suspended the collection of a portion of its management fees in the amount of $308,328 and $492,689 during the three and six months ended June 30, 2010, respectively.

At June 30, 2010, we had a net payable of $1,595,158 due to our Manager and its affiliates, which consisted primarily of an accrued obligation in the aggregate amount of approximately $1,356,000 to Fund Twelve in connection with the credit support agreement among us, Fund Ten and Fund Twelve relating to the investment in MWU and administrative expense reimbursements.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets
	June 30,
	2010	December 31,
	(unaudited)	2009
Current assets:
Cash and cash equivalents	$9,375,546	$18,615,323
Current portion of net investment in finance leases	8,353,458	9,448,439
Accounts receivable, net	572,933	594,082
Current portion of note receivable	2,038,246	725,049
Assets held for sale, net	2,958,447	3,813,647
Other current assets	1,557,041	1,514,555

Total current assets	24,855,671	34,711,095

Non-current assets:
Net investment in finance leases, less current portion	12,772,578	15,232,713
Leased equipment at cost (less accumulated depreciation of
$178,428,061 and $158,488,912, respectively)	161,698,001	183,614,179
Mortgage note receivable	12,722,006	12,722,006
Note receivable, less current portion	396,855	9,289,951
Investments in joint ventures	8,702,004	11,578,687
Deferred income taxes, net	852,615	943,053
Other non-current assets, net	12,184,306	4,029,168

Total non-current assets	209,328,365	237,409,757

Total Assets	$234,184,036	$272,120,852

Liabilities and Equity

Current liabilities:
Current portion of non-recourse long-term debt	$20,585,728	$43,603,558
Revolving line of credit, recourse	-	2,260,000
Derivative instruments	3,603,903	5,049,327
Deferred revenue	780	148,098
Due to Manager and affiliates	1,595,158	300,223
Accrued expenses and other liabilities	3,909,083	5,841,639

Total current liabilities	29,694,652	57,202,845

Non-current liabilities:
Non-recourse long-term debt, less current portion	88,492,296	71,335,500

Total Liabilities	118,186,948	128,538,345

Commitments and contingencies

Equity:
Members' Equity:
Additional members	114,741,068	139,684,262
Manager	(2,068,963)	(1,820,378)
Accumulated other comprehensive loss	(2,508,340)	(1,485,640)

Total Members' Equity	110,163,765	136,378,244

Noncontrolling Interests	5,833,323	7,204,263

Total Equity	115,997,088	143,582,507

Total Liabilities and Equity	$234,184,036	$272,120,852

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue:
Rental income	$9,169,223	$19,221,569	$18,612,659	$38,978,829
Time charter revenue	2,801,002	300,961	5,711,479	300,961
Finance income	458,917	663,448	973,539	1,378,597
(Loss) income from investments in joint ventures	(462,937)	608,264	(144,352)	1,286,296
Net gain on sales of new equipment	-	-	-	75,185
Loss on assets held for sale	(120,168)	-	(120,168)	-
Net (loss) gain on lease termination	(218,890)	26,138,416	(218,890)	26,138,416
Interest and other income	944,937	845,382	2,195,570	1,645,027

Total revenue	12,572,084	47,778,040	27,009,837	69,803,311

Expenses:
Management fees - Manager	186,728	1,037,758	541,090	2,015,688
Administrative expense reimbursements - Manager	507,171	736,270	844,995	1,285,474
General and administrative	975,159	620,622	1,612,002	1,197,861
Vessel operating expense	3,580,958	313,865	6,618,058	313,865
Interest	1,964,220	2,698,045	4,076,807	5,326,473
Depreciation and amortization	10,250,311	15,209,329	20,722,756	29,012,767
Impairment loss	517,432	-	517,432	-
Gain on financial instruments	(1,018,495)	(27,765)	(1,592,566)	(21,983)
Loss on guaranty	1,355,738	-	1,355,738	-

Total expenses	18,319,222	20,588,124	34,696,312	39,130,145

(Loss) income before income taxes	(5,747,138)	27,189,916	(7,686,475)	30,673,166

(Provision) benefit for income taxes	(103,900)	513,734	(105,239)	125,618

Net (loss) income	(5,851,038)	27,703,650	(7,791,714)	30,798,784

Less: Net income attributable to noncontrolling interests	167,773	495,436	395,118	1,056,895

Net (loss) income attributable to Fund Eleven	$(6,018,811)	$27,208,214	$(8,186,832)	$29,741,889

Net (loss) income attributable to Fund Eleven allocable to:
Additional Members	$(5,958,623)	$26,936,132	$(8,104,964)	$29,444,470
Manager	(60,188)	272,082	(81,868)	297,419

	$(6,018,811)	$27,208,214	$(8,186,832)	$29,741,889

Weighted average number of additional shares of
limited liability company interests outstanding	362,654	363,152	362,695	363,170

Net (loss) income attributable to Fund Eleven per weighted
average additional share of limited liability company interests outstanding	$(16.43)	$74.17	$(22.35)	$81.08

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
	Additional
	Shares of Limited Liability			Accumulated Other	Total
	Company Interests	Additional Members	Manager	Comprehensive Income (Loss)	Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2009	363,093	$139,684,262	$(1,820,378)	$(1,485,640)	$136,378,244	$7,204,263	$143,582,507

Comprehensive (loss) income:
Net (loss) income	-	(2,146,341)	(21,680)	-	(2,168,021)	227,345	(1,940,676)
Change in valuation of derivative instruments	-	-	-	286,189	286,189	-	286,189
Currency translation adjustments	-	-	-	(573,772)	(573,772)	-	(573,772)
Total comprehensive (loss) income	-	-	-	(287,583)	(2,455,604)	227,345	(2,228,259)
Shares of limited liability company interests repurchased	(439)	(333,216)	-	-	(333,216)	-	(333,216)
Cash distributions	-	(8,254,346)	(83,377)	-	(8,337,723)	(883,910)	(9,221,633)

Balance, March 31, 2010 (unaudited)	362,654	128,950,359	(1,925,435)	(1,773,223)	125,251,701	6,547,698	131,799,399

Comprehensive (loss) income:
Net (loss) income	-	(5,958,623)	(60,188)	-	(6,018,811)	167,773	(5,851,038)
Change in valuation of derivative instruments	-	-	-	74,993	74,993	-	74,993
Currency translation adjustments	-	-	-	(810,110)	(810,110)	-	(810,110)
Total comprehensive (loss) income	-	-	-	(735,117)	(6,753,928)	167,773	(6,586,155)
Cash distributions	-	(8,250,668)	(83,340)	-	(8,334,008)	(882,148)	(9,216,156)

Balance, June 30, 2010 (unaudited)	362,654	$114,741,068	$(2,068,963)	$(2,508,340)	$110,163,765	$5,833,323	$115,997,088

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net (loss) income	$(7,791,714)	$30,798,784
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(6,052,000)	(6,120,000)
Finance income	(973,539)	(1,378,597)
Income from investments in joint ventures	144,352	(1,286,296)
Net gain on sales of leased equipment	-	(75,185)
Loss on assets held for sale	120,168	-
Net loss (gain) on lease termination	218,890	(14,624,054)
Depreciation and amortization	20,722,756	29,012,767
Impairment loss	517,432	-
Amortization of deferred time charter expense	466,331	126,041
Interest expense on non-recourse financing paid directly to lenders by lessees	1,766,499	2,112,352
Interest expense from amortization of debt financing costs	146,034	149,384
Gain on financial instruments	(1,592,566)	(430,983)
Loss on guaranty	1,355,738	-
Deferred tax expense (benefit)	93,129	(385,797)
Changes in operating assets and liabilities:
Collection of finance leases	4,457,065	3,602,669
Accounts receivable	8,020	(2,023,275)
Other assets, net	(9,074,704)	(245,507)
Payables, deferred revenue and other current liabilities	(1,997,055)	(1,561,120)
Due to/from Manager and affiliates	(137,181)	229,033
Distributions from joint ventures	573,503	1,286,296

Net cash provided by operating activities	2,971,158	39,186,512

Cash flows from investing activities:
Proceeds from sales of new and leased equipment	217,600	580,832
Repayments of note receivable	7,579,899	-
Other assets	(517)	(3,859,923)
Distributions received from joint ventures in excess of profits	2,158,828	2,827,930

Net cash provided by (used in) investing activities	9,955,810	(451,161)

Cash flows from financing activities:
Repayments of non-recourse long-term debt	(1,147,500)	(24,850,000)
Proceeds from revolving line of credit, recourse	-	2,260,000
Repayments of revolving line of credit, recourse	(2,260,000)	-
Shares of limited liability company interests repurchased	(333,216)	(80,647)
Cash distributions to members	(16,671,731)	(16,691,547)
Distributions to noncontrolling interests	(1,766,058)	(3,178,922)

Net cash used in financing activities	(22,178,505)	(42,541,116)

Effects of exchange rates on cash and cash equivalents	11,760	(32,289)

Net decrease in cash and cash equivalents	(9,239,777)	(3,838,054)
Cash and cash equivalents, beginning of period	18,615,323	7,670,929

Cash and cash equivalents, end of period	$9,375,546	$3,832,875

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2010	2009
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,743,199	$2,932,098
Principal and interest paid on non-recourse long-term debt
directly to lenders by lessees	$6,052,000	$6,120,000

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports. Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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